Exhibit 99.1

Investor Relations	Media
Matt Davis	Nicole Ritchie
901.701.5199	901.701.5198
Matt.Davis@frontdoorhome.com	Nicole.Ritchie@frontdoorhome.com

Frontdoor, Inc., Completes Spin-off from ServiceMaster, Debuts as Independent Public Company

Leading Home Services Company Begins Trading on the Nasdaq Global Select Market Under Ticker Symbol FTDR

MEMPHIS, Tenn. (October 1, 2018) — Frontdoor, Inc. (NASDAQ: FTDR), the industry-leading provider of home service plans, today begins operating as an independent publicly traded company listed on the Nasdaq Global Select Market under the symbol “FTDR” after completing its spin-off from ServiceMaster Global Holdings, Inc. (NYSE: SERV).

Frontdoor is the parent company of American Home Shield, which founded the home service plan industry more than 45 years ago and today is the largest provider in the nation. Frontdoor also provides service through the HSA, OneGuard and Landmark home service plan brands.

“We have a strong and growing core business that provides valuable coverage and professional, convenient solutions to more than two million homeowners across the U.S. today. With our expertise and scale, we are uniquely positioned to continue to grow not only in the home repair market, but to expand into the home maintenance and improvement markets, as well,” said Rex Tibbens, president and chief executive officer of Frontdoor.

“We are obsessed with taking the hassle out of owning a home and transforming the $400 billion U.S. home services market through the use of data and technology, expanding our services and delivering a consistently exceptional customer experience. As an independent company, we will be able to focus our attention and resources to drive our business to reach its fullest potential, and deliver even greater value to our customers, shareholders and employees,” added Tibbens.

The company responds to more than four million service requests annually from customers in need of repairs to covered appliances and components of major home systems, such as heating and air conditioning, plumbing and electrical systems. Service is provided through a team of approximately 2,000 employees and a nationwide network of more than 15,000 pre-qualified independent contractor firms that employ over 45,000 technicians.

Separation Completion

Under the terms of the previously announced separation agreements, ServiceMaster shareholders received one share of Frontdoor common stock on the distribution date of October 1, 2018, for every two shares of ServiceMaster common stock they held as of the close of business on the record date for the distribution, September 14, 2018. ServiceMaster retained approximately 19.8% of Frontdoor’s common stock. As a result of the distribution, Frontdoor is an independent public company and its common stock is listed under the symbol “FTDR” on the Nasdaq Global Select Market.

About frontdoor, inc.

Frontdoor is a company that’s obsessed with taking the hassle out of owning a home. With services powered by people and enabled by technology, it is the parent company of four home service plan brands: American Home Shield, HSA, Landmark and OneGuard. Frontdoor serves more than two million customers across the U.S. through a network of 15,000 pre-qualified contractor firms that employ over 45,000 technicians. The company’s customizable home service plans help customers protect and maintain their homes from costly and unplanned breakdowns of essential home systems and appliances. With more than 45 years of experience, the company responds to over four million service requests annually (or one request every eight seconds). For more details, visit www.frontdoorhome.com.

Information Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, projected future performance and any statements about Frontdoor’s plans, strategies and prospects. Forward-looking statements can be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “shall,” “should,” “would,” “could,” “expect,” “anticipate,” “estimate,” “intend,” “aim,” or other comparable terms. These forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control.  Such risks and uncertainties include, but are not limited to: lawsuits, enforcement actions and other claims by third parties or governmental authorities; the effects of our substantial indebtedness; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and failure to achieve some or all of the expected benefits of the separation from ServiceMaster. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this news release. For a discussion of other important factors that could cause Frontdoor’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this document, you should refer to the risks and uncertainties detailed from time to time in Frontdoor’s periodic reports filed with the SEC as well as the disclosure contained under the heading “Risk Factors” in our registration statement on Form 10 filed with the SEC. Except as required by law, Frontdoor does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise.

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